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                                                                    EXHIBIT 23.5



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" included in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-113033) and related Prospectus of Juniper Networks, Inc. for the registration of shares of common stock and to the incorporation by reference therein of our report dated March 24, 2003, with respect to the consolidated financial statements of Neoteris, Inc. included in the Current Report (Form 8-K/A) of NetScreen Technologies, Inc. filed January 28, 2004.


                                                  /s/ Ernst & Young LLP


San Francisco, California
March 9, 2004